EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.33-89324 on Form S-8, and Nos. 33-96766, 333-46574, 333-46578, 333-53720 and 333-76028 on Form S-3 of SangStat Medical Corporation of our report dated February 10, 2003 (which report contains an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets), appearing in this Report on Form 10-K of SangStatMedical Corporation for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

San Jose, California
March 24, 2003